UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 16, 2014 (December 11, 2014)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2014, Amedisys, Inc., a Delaware corporation (the “Company”), announced that it has appointed Paul B. Kusserow, 53, as the Company’s new President and Chief Executive Officer effective as of December 16, 2014. Mr. Kusserow will also join the Company’s Board on that date.

Mr. Kusserow has more than seventeen years’ experience in the healthcare and healthcare technology industries. Most recently, he served since June 2014 as Vice Chairman and President, Development of Alignment Healthcare, Inc., an integrated clinical care company. From December 2013 until June 2014, Mr. Kusserow provided executive advisory services to companies and investors in the healthcare industry. Before that, he served as Senior Vice President, Chief Strategy, Innovations and Corporate Development Officer of Humana, Inc., a healthcare services and benefits company, from February 2009 through August 2013 and remained with Humana, Inc. through December 2013. Prior to joining Humana, Inc., he was Managing Director and Chief Investment Officer of the Ziegler HealthVest Fund, a venture capital fund focused on early to mid-stage investments in healthcare services, healthcare technology and wellness; a co-founder and Managing Director of San Ysidro Capital Partners, L.L.C., an investment advisory and management firm specializing in healthcare services and technology; and Managing Partner of Roaring Mountain, L.L.C., a strategy consulting firm with large clients in healthcare services and technology. Mr. Kusserow began his healthcare career with Tenet Healthcare Corporation, one of the nation’s largest investor-owned healthcare service companies, where he spent seven years, the last four as Senior Vice President, Strategy and Tenet Ventures. He has served on many corporate and advisory boards, and currently serves on the Boards of Directors of Connecture, Inc., New Century Health, Inc., AxelaCare Health Solutions, Inc. and Picwell, Inc. He previously served as the Chairman of the Board of Directors of Availity Inc.

In connection with his service on the Board, as of the effective date of his employment, the Company and Mr. Kusserow will enter into an Indemnification Agreement, a form of which was previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

During the period between December 2013 and June 2014, Mr. Kusserow served as an independent contractor to the Boston Consulting Group (“BCG”) in connection with a consulting project BCG performed for the Company. Mr. Kusserow was paid approximately $400,000 by BCG in connection with his work on this project. There are no other transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Kusserow succeeds Ronald A. LaBorde, who most recently served as the Company’s President and Interim Chief Executive Officer since February 20, 2014 and previously served as the Company’s President and Chief Financial Officer from January 1, 2012 until February 20, 2014 and as the Company’s President from November 1, 2011 until January 1, 2012. Mr. LaBorde, who has served as a member of the Company’s Board of Directors since 1997, will continue to serve on the Company’s Board and as an executive officer, transitioning to the position of Vice Chairman effective December 16, 2014. The Company expects to enter into an Amended and Restated Employment Agreement with Mr. LaBorde shortly and intends to file a separate Form 8-K describing the terms of this agreement.

Employment Agreement with Paul B. Kusserow

On December 11, 2014, Mr. Kusserow entered into an Employment Agreement (the “Agreement”) with the Company and Amedisys Holding, L.L.C., a Louisiana limited liability company. The Agreement was approved by the Board upon the recommendation and approval of the Compensation Committee of the Board (the “Committee”). Pursuant to the Agreement, Mr. Kusserow will commence employment on December 16, 2014 (the “Effective Date”).

The following is a description of the terms and conditions of Mr. Kusserow’s Agreement and the amounts payable to him thereunder.

Mr. Kusserow has agreed to serve as the Company’s President and Chief Executive Officer. The term of the Agreement runs until March 1, 2019, unless earlier terminated, and is not automatically renewable. Unless mutually extended by the parties in writing, the Agreement shall terminate upon the expiration of the term, at which point Mr. Kusserow’s employment shall continue on an “at will” basis unless such “at will” employment is terminated by the Company or Mr. Kusserow by notice in writing.

Under the terms of the Agreement, Mr. Kusserow, among other things, is entitled to:

(1)	An annual base salary of not less than $875,000, subject to annual review for increase (but not decrease) by the Committee;

(2)	Participate in the Company’s annual (cash bonus) incentive plan, with target and maximum award opportunities approved from year to year by the Committee (the amount of target annual incentive approved by the Committee for any given year shall not be less than 25% of Mr. Kusserow’s current base salary; however, entitlement to and payment of an annual incentive bonus is subject to the approval of the Committee);

(3)	Equity awards, as follows:

a.	Subject to the approval of the Committee, on the Effective Date, Mr. Kusserow will be granted (i) 75,000 time-based restricted shares of the Company’s common stock and (ii) time-based non-qualified stock options to purchase 250,000 shares of the Company’s common stock (collectively, the “2014 Equity Awards”). Both the time-based restricted shares and the time-based non-qualified stock options will vest in one-fourth increments on the first through fourth anniversaries of the grant date, provided that Mr. Kusserow remains employed by the Company on each such vesting date (subject to certain accelerated and pro-rated vesting provisions as provided in the Agreement). The exercise price of the stock options will be the closing price of the Company’s common stock on the date of grant, and the options will have a ten-year term.

b.	Subject to the approval of the Committee, during the first quarter of calendar year 2015, Mr. Kusserow will be granted (i) 75,000 performance-based restricted shares of the Company’s common stock and (ii) performance-based non-qualified stock options to purchase 250,000 shares of the Company’s common stock (collectively, the “2015 Equity Awards”). Both the performance-based restricted shares and the performance-based stock options shall vest, if at all, based on the certification by the Committee of the achievement of identified EBITDA goals for fiscal years 2015 through 2018, respectively (subject to certain accelerated and pro-rated vesting provisions as provided in the Agreement). The exercise price of the stock options will be the closing price of the Company’s common stock on the date of grant, and the options will have a ten-year term.

c.	Unless Mr. Kusserow’s employment is terminated for “Cause” (as defined in the Agreement), he shall have until the earlier of (A) the expiration date of any option granted pursuant to the Agreement or (B) 90 days following termination of his employment in which to exercise any of such options that were vested as of the termination date. If his employment is terminated for Cause, there shall be no post-termination exercise period, and all vested and unvested options shall terminate immediately upon termination of employment.

d.	Upon a “Change in Control” (as defined in the Agreement), the 2014 Equity Awards and the 2015 Equity Awards shall vest immediately in full.

It is the intention of the parties that the 2014 Equity Awards and the 2015 Equity Awards shall be the sole equity awards granted to Mr. Kusserow during the term of the Agreement. In other words, there is no expectation that Mr. Kusserow will receive or be entitled to additional equity awards during the term of the Agreement.

(4)	Participate, consistent with his rank and position, in the Company’s other compensation (other than equity), pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility (provided, that there is no entitlement to any equity awards outside of the 2014 Equity Awards and the 2015 Equity Awards without the prior approval of the Committee); and

(5)	Reimbursement for relocation and travel expenses, as follows: (i) reasonable relocation expenses in an amount not to exceed $20,000, (ii) $10,000 per month for housing and travel expenses for the first eighteen months of the employment term and (iii) reimbursement of reasonable legal fees incurred by Mr. Kusserow in connection with negotiating the Agreement up to a maximum of $15,000.

In the event Mr. Kusserow’s employment is terminated due to his death or disability, Mr. Kusserow or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Kusserow as of the date of death or disability shall vest immediately in full.

If Mr. Kusserow is terminated for Cause or if Mr. Kusserow voluntarily resigns without “Good Reason,” (as defined in the Agreement) he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid.

If Mr. Kusserow is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, Mr. Kusserow will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	an amount equal to two (2) times the sum of (A) his base salary, at the annualized rate in effect on the date of termination (or in the event a reduction in base salary is a basis for termination with Good Reason, then the base salary in effect immediately prior to such reduction), and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $218,750, which amount will be paid in substantially equal monthly installments in accordance with the Company’s payroll practices for a period of 24 months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement);

(3)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(4)	should he elect continuance of group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and/or similar state or federal law or regulation, the Company will pay the full cost of such continued health insurance coverage for Mr. Kusserow and his eligible dependents until the first to occur of (x) his attainment of alternative employment if such employment includes health insurance benefits or (y) the expiration of a 24-month period beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement) (such period, the “Coverage Period”). Should Mr. Kusserow’s entitlement to health insurance continuation coverage under COBRA expire prior to the end of the Coverage Period, the Company will arrange to provide, at the Company’s expense, Mr. Kusserow and his eligible dependents with continued health insurance benefits substantially similar to those which he and his eligible dependents received under COBRA until the end of the Coverage Period;

(5)

pro-rated vesting of a number of the non-qualified stock options and restricted shares that comprise the 2014 Equity Awards and the 2015 Equity Awards according to a formula as stated in the Agreement, provided that with respect to any shares of performance-based restricted stock for which there are performance periods that have not been completed, such pro-rated vesting shall occur only to the extent the Company achieves the performance measures for the not-yet completed performance periods.

In the event that Mr. Kusserow’s employment is terminated without Cause or he resigns with Good Reason within one year following a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), Mr. Kusserow shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	an amount equal to three times the sum of (A) his base salary, at the annualized rate in effect on the date of termination (or in the event a reduction in base salary is a basis for termination with Good Reason, then the base salary in effect immediately prior to such reduction), and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $218,750, which amount will be paid in a lump sum on the earliest payment date (as described in the Agreement);

(3)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement; and

(4)	should he elect continuance of group health insurance coverage under COBRA and/or similar state or federal law or regulation, the Company will pay the full cost of such continued health insurance coverage for Mr. Kusserow and his eligible dependents until the end of the Coverage Period. Should Mr. Kusserow’s entitlement to health insurance continuation coverage under COBRA expire prior to the end of the Coverage Period, the Company will arrange to provide, at the Company’s expense, Mr. Kusserow and his eligible dependents with continued health insurance benefits substantially similar to those which he and his eligible dependents received under COBRA until the end of the Coverage Period.

As noted above, upon a Change in Control, the 2014 Equity Awards and 2015 Equity Awards shall vest immediately in full.

Mr. Kusserow is subject to certain restrictive covenants, including (i) prohibitions against competition for 24 months following his termination prior to the expiration of the employment term and (ii) prohibitions against soliciting company employees and customers for 24 months following his termination. He is also subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a Change in Control of the Company (or assisting or working with others to effect a Change in Control of the Company) for a period of 24 months following his termination.

Both Mr. Kusserow and the Company are subject to arbitration for resolution of disputes arising out of the Agreement, which is governed by Louisiana law.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On December 16, 2014, the Company issued a press release titled “Amedisys Board Names Paul B. Kusserow as New CEO,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 16, 2014 titled “Amedisys Board Names Paul B. Kusserow as New CEO” (furnished only)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Dale E. Redman
Dale E. Redman
Interim Chief Financial Officer and
Duly Authorized Officer

DATE: December 16, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 16, 2014 titled “Amedisys Board Names Paul B. Kusserow as New CEO” (furnished only)